Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

PETsMART Investor Line (623) 587-2025

PETsMART Media Hotline (623) 587-2177

PETsMART REPORTS YEAR-END 2003 RESULTS

• Topline Growth of 13.4% in Q4 03		• Diluted EPS of $0.95 in FY03
• Services Sales Grow 25.4% in FY03		• 2004 EPS Projected at $1.14-$1.15
• Comp Sales of 7.7% for Q4 03

PHOENIX – March 2, 2004 – PETsMART, Inc., today announced results for its fourth quarter and fiscal 2003, which ended February 1, 2004.

     For the year, the company reported net income of $139.5 million or $0.95 per share on a diluted basis, compared to last year when the company reported net income of $88.9 million, or $0.63 per share. The company reported fourth quarter net income of $57.2 million, or $0.39 per share on a diluted basis, compared with the fourth quarter of last year when the company reported net income of $24.6 million, or $0.17 per share. The 2002 results included a $13.2 million, after tax, or $0.09 per share, Pet City Holdings settlement charge taken in the fourth quarter of 2002.

     The company generated $3.0 billion in net sales in 2003, up from $2.7 billion in net sales a year ago. Comparable store sales – or sales in stores open at least a year – grew 7.0 percent in 2003.

     Net sales for the fourth quarter of 2003 were $839.7 million, compared to $740.5 million for the same period in 2002, and comparable store sales grew 7.7 percent in the fourth quarter.

     “We accomplished a great deal in 2003 and we delivered on our commitment to grow EPS by at least twenty percent,” said Phil Francis, chairman and chief executive officer. “I’m proud of our continued performance. And, we feel we have tremendous potential to drive PETsMART’s success and to generate returns for our shareholders for many quarters to come.”

     During the fourth quarter, pet services sales were $50.9 million, up 24.3 percent from the same period last year. For the full year, pet services grew 25.4 percent to $193.5 million.

     Gross margins were 32.2 percent in the fourth quarter of 2003, up 132 basis points from the fourth quarter of 2002. And, for fiscal year 2003, gross margins were 30.4 percent, or 113 basis points higher than fiscal 2002.

     Operating, general and administrative expenses were 22.2 percent for the full year, compared with 22.9 percent for fiscal 2002, which included the charge related to the settlement with Pet City Holdings taken in the fourth quarter of 2002.

-more-

PETsMART Announces Year-End 2003 Results 2-2-2-2

     PETsMART generated pre-tax income of 7.6 percent for the year, versus 5.7 percent in 2002, which included the charge related to the settlement with Pet City Holdings.

     In 2003, the company opened 67 new stores, closed seven locations and completed its store remodel program by reformatting 145 stores, which compares with 27 new store openings, four store closures and 234 store reformats in 2002.

     Under the previously approved authorization, PETsMART purchased slightly more than 900,000 of its shares during the fourth quarter. This completes the $35 million annual amount authorized by the company’s Board of Directors for fiscal year 2003.

     As previously announced, the company paid a dividend of $0.02 per share on February 20, 2004 to shareholders of record as of January 30, 2004.

     PETsMART projects comparable store sales of about 7.0 percent in the first quarter of 2004 and about 7.0 percent for the 2004 fiscal year. The company expects to earn about $0.21 per share in the first quarter of 2004 and projects earnings per share of approximately $1.14 — 1.15 for fiscal 2004.

     PETsMART management has scheduled a teleconference for 10:30 a.m. (EST) today to discuss results for the fourth quarter and fiscal 2003, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 888-428-4479 (within the United States) or 651-291-5254 (for international callers). A phone replay will also be available through March 17 at 800-475-6701 in the United States or at 320-365-3844 for international callers, code 716397.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 640 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $31 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.7 million pets.

     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	February 1,	February 2,
	2004	2003
Assets
Cash and cash equivalents	$327,810	$253,936
Receivables, net	16,615	9,657
Merchandise inventories	309,133	257,090
Other current assets	52,890	60,728

Total current assets	706,448	581,411
Property and equipment, net	577,182	489,947
Deferred income taxes, net	28,647	25,798
Other assets	64,398	61,700

Total assets	$1,376,675	$1,158,856

Liabilities and Stockholders’ Equity
Accounts payable	$128,303	$102,169
Other current liabilities	206,551	178,731
Current portion capital lease obligations	4,964	7,564

Total current liabilities	339,818	288,464
Capital lease obligations	165,738	159,443
Other liabilities	31,988	29,750

Total liabilities	537,544	477,657
Stockholders’ equity	839,131	681,199

Total liabilities and stockholders’ equity	$1,376,675	$1,158,856

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	Feb 1, 2004	% of Sales	Feb 2, 2003	% of Sales	Feb 1, 2004	% of Sales	Feb 2, 2003	% of Sales
Net sales	$839,735	100.00%	$740,524	100.00%	$2,996,051	100.00%	$2,695,184	100.00%
Cost of sales	569,473	67.82%	512,027	69.14%	2,086,117	69.63%	1,907,144	70.76%

Gross profit	270,262	32.18%	228,497	30.86%	909,934	30.37%	788,040	29.24%
Operating expenses	142,326	16.95%	134,029	18.10%	551,388	18.40%	498,343	18.49%
General and administrative expenses	30,868	3.68%	40,521	5.47%	114,618	3.83%	117,851	4.37%

Operating income	97,068	11.56%	53,947	7.28%	243,928	8.14%	171,846	6.38%
Interest expense, net	(3,612)	-0.43%	(4,313)	-0.58%	(16,096)	-0.54%	(18,033)	-0.67%

Income before income tax expense	93,456	11.13%	49,634	6.70%	227,832	7.60%	153,813	5.71%
Income tax expense	36,212	4.31%	25,082	3.39%	88,283	2.95%	64,958	2.41%

Net income	$57,244	6.82%	$24,552	3.32%	$139,549	4.66%	$88,855	3.30%

Basic earnings per share	$0.40		$0.18		$0.99		$0.66

Diluted earnings per share	$0.39		$0.17		$0.95		$0.63

Weighted average number of shares outstanding — basic	142,583		139,292		141,641		134,148
Weighted average number of shares outstanding — diluted	148,241		144,717		147,254		141,682
Stores opened during each period	9		2		67		27
Stores closed during each period	—		—		(7)		(4)
Stores open at end of each period	643		583		643		583

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	February 1, 2004	February 2, 2003
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$139,549	$88,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,948	77,268
Deferred income taxes	4,532	(15,941)
Loss on disposal of property and equipment	4,655	4,377
Capital assets received through vendor settlement	(1,288)	(3,442)
Tax benefit from exercise of stock options	17,743	14,112
Compensation expense related to non-employee options	—	1,164
Changes in assets and liabilities, net	(14,706)	56,377

Net cash provided by operating activities	246,433	222,770

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(172,227)	(163,698)
Investment in PETsMART.com	—	(9,500)
Proceeds from sale of property	315	674

Net cash used in investing activities	(171,912)	(172,524)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of common stock	36,007	71,114
Issuance of notes receivable from officers, net	—	4,487
Purchase of treasury stock	(34,977)	—
Purchase of subordinated convertible notes	—	(275)
Payment on capital lease obligations	(7,892)	(12,304)
Increase in bank overdraft and other	9,252	3,397
Cash dividends paid to stockholders	(2,871)	—

Net cash (used in) provided by financing activities	(481)	66,419

EFFECT OF EXCHANGE RATES ON CASH	(166)	160

INCREASE IN CASH AND CASH EQUIVALENTS	73,874	116,825
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	253,936	137,111

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$327,810	$253,936